As filed with the Securities and Exchange Commission on December 28, 2006
                                                     Registration No. 333-136417
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------
                                  PRE-EFFECTIVE
                                 AMENDMENT NO. 2
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          COMMUNITY FIRST BANCORP, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)

         MARYLAND                             6035                           36-4526348
---------------------------------------------------------------------------------------------
(State or jurisdiction              (Primary standard industrial          (I.R.S. employer
of incorporation or organization)   classification code number)        identification number)

                             2420 NORTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 326-3500
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices and principal place of business)

                           WILLIAM M. TANDY, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                          COMMUNITY FIRST BANCORP, INC.
                             2420 NORTH MAIN STREET
                          MADISONVILLE, KENTUCKY 42431
                                 (270) 326-3500
--------------------------------------------------------------------------------
           (Name, address and telephone number of agent for service)

                                   Copies to:

                            JAMES C. STEWART, ESQUIRE
                            MALIZIA SPIDI & FISCH, PC
                    901 NEW YORK AVENUE, N.W., SUITE 210 EAST
                             WASHINGTON, D.C. 20001
                                 (202) 434-4671

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Articles of Incorporation of Community First Bancorp, Inc. provide that the Company will indemnify to the fullest extent permissible under the Maryland General Corporation Law ("MGCL") any individual who is or was a director, officer, employee or agent in any proceeding in which the individual is made a party as a result of his service in such capacity. The MGCL provides that a Maryland corporation may indemnify any director or officer made a party to any civil, criminal, administrative or investigative proceeding by reason of serving in such capacity unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty,
(b) the person actually received an improper personal benefit in money, property or services, or (c) in the case of a criminal proceeding, the person had reasonable cause to believe the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys' fees) actually incurred in connection with the proceeding. If the proceeding was by or in the right of the corporation, however, indemnification may not be made if the person is adjudged to be liable to the corporation. The corporation must indemnify directors and officers for expenses incurred in contesting any such proceeding if such persons are successful on the merits, unless the corporation's articles of incorporation limit such indemnification (the Company's Articles do not). Determination that the indemnification is proper and the amount to be paid in indemnification is to be made by a majority vote of a quorum of disinterested directors (or a committee of disinterested directors), by special legal counsel chosen by disinterested directors (or a committee of disinterested directors) or by a majority vote of disinterested stockholders. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position whether or not the corporation would have the power to indemnify against such liability under Maryland law. A corporation must report any indemnification or advance of expenses to a director or officer arising out of a proceeding by or in the right of the corporation to the stockholders of the corporation. In addition, the Company maintains directors and officers liability on behalf of directors and officers.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           Legal Fees                                           $ 80,000*
           Accounting Fees and Expenses                           25,000*
           Printing and EDGAR                                     20,000*
           Blue Sky Filing Fees                                   15,000*
           Transfer Agent                                          3,500*
           Registration Fees                                       2,000*
           Other Expenses                                          4,500*
                                                                --------
                  Total                                         $150,000
                                                                ========
------------
*        Estimated.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

     Between March 31, and April 14, 2006, the Registrant sold a total of 49,327 shares of common stock, $.01 par value, in a private placement to accredited investors under Rule 506. The total offering price was $394,608 including shares which were issued to a director in exchange for the cancellation of $9,874 in indebtedness. The Registrant did not use an underwriter or placement agent.

ITEM 27.  EXHIBITS

         The exhibits filed as a part of this registration statement are as follows:

EXHIBIT NO.      DESCRIPTION
-----------      -----------
3.1              Articles of Incorporation *
3.2              Bylaws *
4                Form of Common Stock Certificate *
5.1              Opinion as to Legality
10.1             Employment Agreement between Community First Bank and William M. Tandy **
10.2             2004 Stock Option Plan ***
10.3             Community First Bank 2005 Restricted Stock Plan ****
10.4             Loan Agreement, dated May 17, 2006
10.5             Note Modification Agreement, dated November 15, 2006
16.1             Letter on Change in Certifying Accountant *****
21               Subsidiaries of the Registrant ******
23.1             Consent of Malizia Spidi & Fisch, PC (contained in their opinion filed as Exhibit 5.1)
23.2             Consent of King + Company, PSC +
23.3             Consent of BKD, LLP +
24.1             Power of Attorney (Reference is made to the signature page of the Form SB-2 as originally filed) +
99.1             Subscription Agreement +

----------------
+      Previously filed.
* Incorporated by reference from the Registrant's Registration Statement on Form SB-2 (File No. 333-104226) originally filed with the Securities and Exchange Commission on April 1, 2003.
** Incorporated by reference from Registrant's Pre-Effective Amendment No. 1 to Registration Statement on Form SB-2 (File No. 333-104226) filed with the Securities and Exchange Commission on May 5, 2003.
***    Incorporated  by reference from  Registrant's  Registration  Statement on
       Form S-8 (File No. 333-116450) filed with the Securities and Exchange Commission on June 14, 2004.
****   Incorporated  by reference from  Registrant's  Registration  Statement on
       Form S-8 (File No. 333-125769) filed with the Securities and Exchange Commission on June 13, 2005
***** Incorporated by reference from Registrant's Current Report on Form 8-K/A filed December 9, 2005.
****** Incorporated by reference from Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2005 filed March 31, 2006.

ITEM 28.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     If the undersigned small business issuer relies on Rule 430A under the Securities Act, the small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Madisonville, Commonwealth of Kentucky, on December 28, 2006.

                                      COMMUNITY FIRST BANCORP, INC.


                                      By:  /s/ William M. Tandy
                                           -------------------------------------
                                           William M. Tandy
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


         In accordance with the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates stated.


Signatures                           Title                                                  Date
----------                           -----                                                  ----

/s/ William M. Tandy                 President, Chief Executive Officer and Director        December 28, 2006
---------------------------          (Principal Executive Officer)
William M. Tandy

/s/ Michael D. Wortham     *         Vice President and Director                            December 28, 2006
----------------------------         (Principal Financial Officer)
Michael D. Wortham

                                     Director                                               December __, 2006
---------------------------
Paul W. Arison

/s/ Charlotte E. Baldwin   *         Director                                               December 28, 2006
----------------------------
Charlotte E. Baldwin

/s/ Steven E. Carson       *         Director                                               December 28, 2006
----------------------------
Steven E. Carson

                                     Director                                               December __, 2006
---------------------------
Charles G. Ramsey

/s/ J. Craig Riddle        *         Director                                               December 28, 2006
----------------------------
J. Craig Riddle

/s/ Ralph T. Teague        *         Director                                               December 28, 2006
----------------------------
Ralph T. Teague

/s/ Charles B. Vaughn      *         Director                                               December 28, 2006
----------------------------
Charles B. Vaughn

/s/ Amy D. Lyons           *         Vice President                                         December 28, 2006
----------------------------         (Principal Accounting Officer)
Amy D. Lyons


*By: /s/ William M. Tandy
     -----------------------
     William M. Tandy
     Attorney-in-fact
